[OBJECT OMITTED]     Alltrista Corporation News
555 THEODORE FREMD AVENUE, SUITE B302, RYE, NEW YORK  10580

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   Alltrista Corporation completes sale of Triangle, TriEnda and Synergy World thermoforming operations

RYE, New York, -- November 30, 2001 - Alltrista Corporation (NYSE: ALC) today announced it has completed the sale of the assets of its Triangle, TriEnda and Synergy World plastic thermoforming operations to Wilbert Inc.

     Martin E. Franklin, Alltrista's chairman and chief executive officer said, "The sale of the plastic thermoforming assets acquired by Alltrista since 1999 is a milestone in Alltrista's repositioning as a consumer products and materials based company. All of Alltrista's remaining businesses are solidly profitable and well positioned to act as a platform for future growth. We wish the divested businesses success in the future and believe that Wilbert is well positioned to successfully operate these thermoforming assets."

     Alltrista Corporation operates two distinct business segments, Consumer Products and Materials Based group. Consumer Products is a leading marketer of home food preservation products and is the leading provider of home canning products in North America under the Ball(R), Kerr(R) and Bernardin(R) brands. The Materials Based group consists of manufacturing operations in Injection Molding plastics and Thermoforming plastics and is the country's largest producer of zinc strip and fabricated products, including coin blanks for U.S. and foreign mints. Please visit the company's Web site at www.alltrista.com for further information.

NOTE: THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS INTENDED TO QUALIFY FOR THE SAFE HARBOR FROM LIABILITY ESTABLISHED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING STATEMENTS REGARDING THE OUTLOOK FOR ALLTRISTA'S MARKETS AND THE DEMAND FOR ITS PRODUCTS. THESE PROJECTIONS AND STATEMENTS ARE BASED ON MANAGEMENT'S ESTIMATES AND ASSUMPTIONS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE AND ARE BELIEVED TO BE REASONABLE, THOUGH ARE INHERENTLY UNCERTAIN AND DIFFICULT TO PREDICT. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED AS A RESULT OF CERTAIN FACTORS. A DISCUSSION OF FACTORS THAT COULD CAUSE RESULTS TO VARY ARE INCLUDED IN THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AND ITS FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001.